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Exhibit 10.54

AMENDMENT TO FS SERVICE AGREEMENT

                                    Recitals

Transcontinental Gas Pipe Line Corporation ("TGPL") and Atlanta Gas Light Company are parties to two FS Agreements dated August 1, 1991, for Daily Sales Entitlements of 20,000 Mcf/day and 33,800 Mcf/day, with termination dates of March 31, 1997 and March 31, 2001, respectively.

The Federal Energy Regulatory Commission issued an "Order on Compliance Filing and on Rehearing and Accepting Settlement Subject to Clarification" on October 4, 1993, in Dockets RS92-86-000, et al. which, among other things, required the modification of TGPL's form of Service Agreement under Rate Schedule FS;

TGPL made a Compliance filing reflecting the modifications required by the October 4 Order;

Accordingly, Article IV, Section 2 and Section 3(d)(ii) of Exhibit A of the FS Agreement is amended as follows:

                                   ARTICLE IV
                   POINT(S) OF DELIVERY AND AGENCY AUTHORITY

2. Buyer hereby appoints Seller as its agent for the purpose of arranging for the transportation of gas (a) purchased and sold hereunder from the Delivery Point(s) to the ultimate point(s) of delivery ("Redelivery Points") to Buyer listed on Exhibit "B" attached hereto and/or (b) pursuant to the agency authority granted in the immediately following paragraph of this Section 2 relating to Buyer's Eminence storage service. In consideration of Buyer's obligation under this Service Agreement, including the payment of certain fees pursuant to Article III hereof, Seller agrees to accept such agency appointment. Pursuant to this agency authority Seller may nominate and schedule transportation service under Buyer's IT and FT Agreements as an agent for Buyer. Seller shall be responsible for all imbalance penalties incurred in connection with such transportation under this Service Agreement.

In addition, Buyer hereby appoints Seller as its exclusive agent for the purpose of managing storage services received by Buyer under the terms of Seller's Rate Schedule ESS. In consideration of Buyer's obligation under this Service Agreement, including the payment of certain fees pursuant to Article III hereof, Seller agrees to accept such agency appointment. Pursuant to this agency authority, Seller shall perform all functions necessary to manage Buyer's Eminence storage service, including but not limited to submitting nominations, scheduling storage injections and withdrawals and receipt and payment of injection and withdrawal charges for such service. Buyer understands and acknowledges that Seller will perform such agency functions on an aggregated basis for all Buyers under Seller's Rate Schedule FS.






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Buyer  agrees  not to  exercise  any  rights it has under  the FT  Agreement  or otherwise which would interfere in any way with Seller's ability to utilize a pro rata share of capacity entitlements under the FT Agreement(s), as set forth in Transco's FT Rate Schedule, ("Telescoped Rights") (including any associated upstream Rate Schedule IT or third party pipeline capacity entitlements) to arrange for the transportation of gas purchased and sold to Buyer hereunder. For purposes of the preceding sentence, Seller's pro rata share at Station 65 shall be equal to the product of (i) a percentage calculated by dividing Buyer's Daily Sales Entitlement by Buyer's Total Daily Transportation Contract Quantity under the FT Agreement(s) and (ii) a percentage calculated by dividing the quantity of gas requested hereunder from Seller on such day by Buyer's total daily sales entitlement under the FS Agreement. For purposes of determining Seller's pro rata share of capacity at any point on Seller's system the product of (i) and
(ii) above shall be multiplied by Buyer's Transportation Contract Quantity under the FT Agreement at the applicable point.

Buyer hereby appoints Seller as its agent under Buyer's FT or IT arrangements with Seller for the purpose of accomplishing the transportation of gas to the Eminence storage field. In furtherance of that purpose, Buyer shall notify Seller at or before 3 p.m. each day of any FT capacity upstream of the Eminence storage field which will be unscheduled under Buyer's FT Agreement with Seller for the second day following. Seller shall use such information to schedule, as agent, firm injections into the Eminence storage field. These firm injections into the Eminence storage field are subject to being preempted by Buyer's actual use of its FT entitlements on any given day.

If Seller is unable to accomplish all the injections into the Eminence storage field through use of all Buyers' FT capacity, the remaining injections (IT Quantity) shall be accomplished by Seller, as agent, under IT arrangements. In such event, Seller as agent shall be reimbursed by Buyer for IT charges incurred on Buyer's behalf pursuant to the following formula: Buyer shall reimburse Seller an amount equal to the product of (i) a percentage, computed by dividing Buyer's then current Daily FS and OFS Sales Entitlements (limited to FS and OFS sales agreements in existence on August 1, 1993) by the sum of all of Seller's then current FS and OFS sales obligations (limited to FS and OFS sales agreements in existence on August 1, 1993), times Seller's IT quantity not to exceed 50,000 Mcf/day, as same may change from time to time, multiplied by (ii) any IT charges in excess of the FT rate level incurred by Seller for such injections.

Buyer may direct Seller to nominate and schedule at the Delivery Point(s) gas purchased under this Agreement utilizing Buyer's long haul IT agreements with Seller (IT Agreements). If Buyer's IT capacity is not sufficient for Seller to effect the delivery of any or a portion of such gas at the Redelivery Point(s), Buyer shall advise Seller what portion, if any, of its FS purchases to deliver utilizing (a) Buyer's IT Agreements, not to exceed the extent of IT capacity available to Buyer, and (b) Buyer's long haul FT agreements with Seller (FT
Agreements). Seller will not be in breech of any of its obligations under Articles I, IV, or V of this Agreement if Seller is unable to effect delivery of such gas at the Redelivery Point(s)




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because of insufficient  IT capacity,  nor shall Seller be deemed to have failed to deliver the quantities requested by Buyer which Seller is unable to redeliver for such reason. The availability of gas supplies for sales hereunder which are to be transported using IT Agreements shall be determined on the same basis as if they were being transported under FT Agreements.

                                   EXHIBIT A

3(d)(ii)

The three arbitrators shall meet and hear the parties with respect to matters relevant to which proposed Firm Service Fee will compensate Seller for the value of providing and maintaining long term gas supplies, on terms and conditions consistent with a "swing service, which shall include but not be limited to executed long term sales agreements between other Sellers serving the same or similar markets and their customers. In deciding which proposed Firm Service Fee will compensate Seller for the value of providing the foregoing service, the arbitrators shall consider as part of Seller's compensation the Non-Gas Demand charges and Rate Schedule ESS charges (for capacity for which Seller has agency authority) to be paid by Buyer to Seller. The jurisdiction of the arbitrators shall be limited to the selection, based on all relevant evidence presented, of either the Final Offer or the Final Counter Offer proposed either by Seller or by Buyer pursuant to the provisions of this subsection (d). No other Service Fee will be selected by the arbitrators. The decision by the arbitrators shall be in writing, signed by the arbitrators or a majority of them, rendered within seventy (70) days of the appointment of the third arbitrator, and final, binding and non-appealable, except as set forth in the Uniform Arbitration Act of Delaware as to the parties hereto. The provisions adopted by the arbitrators shall be effective as of the first day of the applicable year, regardless of the actual date of decision of the arbitrators. During any period prior to a decision by the arbitrators but after commencement of the Contract Year for which the Service Fee is being renegotiated, Buyer shall continue to pay the Service Fee that was in effect during the previous Contract Year. Such Service Fee shall be adjusted retroactively, as necessary, to conform to the arbitrators decision.


                                              TRANSCO GAS MARKETING COMPANY
                                                 Agent for
                                              TRANSCONTINENTAL GAS PIPE LINE
                                                 CORPORATION




                                              Name:  /S/    H. Dean Jones II
                                                            H. Dean Jones II
                                              Title:    Senior Vice President
                                              Date:    May 2, 1994

 (Signatures Continued on Next Page)










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(Signatures Concluded from Previous Page)


                                              ATLANTA GAS LIGHT COMPANY


                                              Name:  /S/  Stephen J. Gunther
                                              Title:    Vice President
                                              Date:     September 13, 1994